Exhibit 99.1

Century Reports Third Quarter 2014 Financial Results
CHICAGO, IL -- 10/29/14 -- Century Aluminum Company (NASDAQ: CENX) reported net income of $50.4 million or $0.52 per common share for the third quarter of 2014 on higher aluminum prices and lower power prices in the Midwestern U.S.
Sales for the third quarter of 2014 were $500.6 million compared with $399.9 million for the third quarter of 2013. Shipments of primary aluminum for the third quarter of 2014 were 218,214 tonnes compared with 212,797 tonnes shipped in the third quarter of 2013.
For the third quarter of 2013, Century reported a net loss of $9.5 million or $0.11 per common share. Cost of sales for the year-ago quarter included a $5.8 million benefit for lower inventory costs and an $11.7 million benefit for deferred power contract liability amortization.
For the first nine months of 2014, the company reported net income of $50.6 million or $0.52 per common share. Cost of sales for the first nine months included a benefit of $5.5 million related to power contract amortization and $1.2 million for lower inventory costs. Results were negatively impacted by $3.6 million for a legal settlement.
Sales for the first nine months of 2014 were $1,379.8 million compared with $1,053.1 million in the same period of 2013. Shipments of primary aluminum for the first nine months of 2014 were 641,043 tonnes compared with 547,843 tonnes for the comparable 2013 period.
For the first nine months of 2013, the company reported a net loss of $30.6 million or $0.35 per common share. Results for the first nine months of 2013 were positively impacted by an unrealized gain of $16.2 million primarily related to an LME-based contingent obligation, a gain on bargain purchase of $5.3 million and deferred power contract liability amortization of $14.5 million. Results were negatively impacted by a non-cash charge of $3.3 million for the early extinguishment of our 8.0% Senior Notes and a charge of $4.7 million for severance and other expenses related to our corporate headquarters relocation. Cost of sales for the first nine months of 2013 included a $10.3 million charge for lower of cost or market inventory adjustments.
"Global economic and capital market conditions remain volatile and somewhat uncertain," commented Michael Bless, President and Chief Executive Officer. "Markets have been buffeted by recent weakness in the euro zone economies and by continuing soft data from China; various geopolitical concerns also continue to weigh. In contrast, fundamental conditions in our markets appear robust. In primary metal, we see incremental demand outstripping planned new supply for the foreseeable future. The markets in which we participate are facing even more acute shortages in the value-added products required to serve sectors forecasting strong growth. It is in this context that we are targeting our efforts."
Mr. Bless continued, "Our operations generally performed well during the quarter. Safety performance continued to improve, though we are still running below the excellent levels reached during the last few years. Power prices in the U.S. Midwest continued their downward trend from the beginning of the year. Plant operating performance was generally good, although Hawesville continued to experience pot instability caused by the power modulations we experienced several months ago. Hawesville's performance has improved during recent weeks."
"We are excited about the pending acquisition of the remaining interest in Mt. Holly," concluded Mr. Bless. "This is an excellent plant with a superb group of employees, located in a great community. The challenge of a long-term electric power structure remains, and we will be hard at work on this critical issue over the coming months. Assuming an acceptable solution, we see Mt. Holly as being well positioned to compete in the growing market opportunities in North America. This acquisition will complement the developments at all of our operating facilities as well as the hoped for restart of our smelter in Ravenswood, WV."

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:

Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the future financial and operating performance of the Company, its subsidiaries and its projects; future earnings, operating results and liquidity; future inventory, production, sales, cash costs and capital expenditures; access to existing or future financing arrangements; our ability to successfully manage transmission issues and wholesale market power price risk and to control or reduce power costs; our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; future construction investment and development, including at the Helguvik Project, the Vlissingen project and our expansion project at Grundartangi, including our discussions regarding securing sufficient amounts of power, future capital expenditures, the costs of completion or cancellation, timing, production capacity and sources of funding; our ability to successfully complete and derive benefit from the acquisition of Mt. Holly;  and whether or not we are able to restart the Ravenswood plant.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Kenny Barkley (media)	270-577-2070
Rick Dillon (investors)	312-696-3144

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
NET SALES:
Third-party customers	$175,857	$271,016	$480,872	$680,480
Related parties	324,775	128,912	898,931	372,659
	500,632	399,928	1,379,803	1,053,139
Cost of goods sold	424,918	387,574	1,267,343	1,028,901
Gross profit	75,714	12,354	112,460	24,238
Other operating expense – net	1,417	2,174	5,705	6,288
Selling, general and administrative expenses	12,146	14,422	32,826	45,875
Operating income (loss)	62,151	(4,242)	73,929	(27,925)
Interest expense	(5,493)	(5,406)	(16,541)	(17,706)
Interest income	23	141	197	458
Net gain (loss) on forward and derivative contracts	353	440	(174)	16,151
Gain on bargain purchase	—	—	—	5,253
Loss on early extinguishment of debt	—	—	—	(3,272)
Other income (expense) – net	(470)	213	(423)	(1,001)
Income (loss) before income taxes and equity in earnings of joint ventures	56,564	(8,854)	56,988	(28,042)
Income tax expense	(6,444)	(1,384)	(7,004)	(4,714)
Income (loss) before equity in earnings of joint ventures	50,120	(10,238)	49,984	(32,756)
Equity in earnings of joint ventures	285	731	661	2,118
Net income (loss)	$50,405	$(9,507)	$50,645	$(30,638)

Net income (loss) allocated to common stockholders	$46,277	$(9,507)	$46,487	$(30,638)
EARNINGS (LOSS) PER COMMON SHARE:
Basic and Diluted	$0.52	$(0.11)	$0.52	$(0.35)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	88,827	88,611	88,777	88,588
Diluted	89,532	88,611	89,372	88,588

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$133,410	$84,088
Restricted cash	1,217	1,697
Accounts receivable — net	50,576	56,184
Due from affiliates	52,452	43,587
Inventories	241,750	239,615
Prepaid and other current assets	29,101	32,276
Deferred taxes	13,614	13,614
Total current assets	522,120	471,061
Property, plant and equipment — net	1,221,705	1,247,661
Other assets	95,656	91,474
TOTAL	$1,839,481	$1,810,196
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$89,918	$108,490
Due to affiliates	64,917	53,582
Accrued and other current liabilities	46,007	69,466
Accrued employee benefits costs	8,672	8,410
Industrial revenue bonds	7,815	7,815
Total current liabilities	217,329	247,763
Senior notes payable	246,796	246,528
Accrued pension benefits costs — less current portion	40,322	39,848
Accrued postretirement benefits costs — less current portion	129,130	129,284
Other liabilities	38,879	37,743
Deferred taxes	112,694	106,218
Total noncurrent liabilities	567,821	559,621

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 78,670 outstanding at September 30, 2014; 160,000 issued and 79,620 outstanding at December 31, 2013)	1	1
Common stock (one cent par value, 195,000,000 shares authorized; 93,724,391 issued and 88,937,870 outstanding at September 30, 2014; 93,496,798 issued and 88,710,277 outstanding at December 31, 2013)	937	935
Additional paid-in capital	2,509,631	2,508,574
Treasury stock, at cost	(49,924)	(49,924)
Accumulated other comprehensive loss	(92,017)	(91,832)
Accumulated deficit	(1,314,297)	(1,364,942)
Total shareholders’ equity	1,054,331	1,002,812
TOTAL	$1,839,481	$1,810,196

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Nine months ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$50,645	$(30,638)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Unrealized net gain on forward contracts	—	(762)
Gain on bargain purchase	—	(5,253)
Unrealized gain on E.ON contingent obligation	(1,059)	(16,428)
Accrued and other plant curtailment costs — net	3,267	3,380
Lower of cost or market inventory adjustment	(1,247)	10,286
Depreciation	52,784	49,082
Sebree power contract amortization	(5,534)	(14,461)
Debt discount amortization	268	586
Pension and other postretirement benefits	1,432	(2,674)
Deferred income taxes	6,502	(1,532)
Stock-based compensation	957	961
Loss on early extinguishment of debt	—	3,272
Equity in earnings of joint ventures, net of dividends	(661)	(2,118)
Change in operating assets and liabilities:
Accounts receivable — net	5,608	(1,063)
Due from affiliates	(8,866)	12,915
Inventories	(889)	(22,848)
Prepaid and other current assets	3,035	(4,892)
Accounts payable, trade	(8,885)	26,547
Due to affiliates	11,336	32,002
Accrued and other current liabilities	(7,566)	2,209
Other — net	(3,413)	3,887
Net cash provided by operating activities	97,714	42,458
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(26,865)	(31,994)
Nordural expansion — Helguvik	(277)	(2,855)
Purchase of carbon anode assets and improvements	(12,280)	(8,519)
Purchase of Sebree smelter	(1,042)	(48,058)
Proceeds from sale of property, plant and equipment	46	515
Restricted and other cash deposits	480	(3,015)
Net cash used in investing activities	(39,938)	(93,926)

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Nine months ended September 30,
	2014	2013
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(2,603)	(249,604)
Proceeds from issuance of debt	—	246,330
Borrowings under revolving credit facilities	91,731	16,725
Repayments under revolving credit facilities	(97,731)	—
Debt issuance costs	—	(3,994)
Debt retirement costs	—	(1,208)
Issuance of common stock	149	44
Net cash provided by (used in) financing activities	(8,454)	8,293
CHANGE IN CASH AND CASH EQUIVALENTS	49,322	(43,175)
Cash and cash equivalents, beginning of period	84,088	183,976
Cash and cash equivalents, end of period	$133,410	$140,801

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct				Toll
	United States		Iceland		Iceland
	Tonnes	Revenue $ (000)	Tonnes	Revenue $ (000)	Tonnes	Revenue $ (000)
2014
3rd Quarter	143,338	$353,246	38,056	$85,117	36,820	$60,032
2nd Quarter	143,439	325,650	39,593	82,328	33,012	48,441
1st Quarter	136,532	296,889	36,764	74,370	33,489	47,185
Total	423,309	$975,785	114,413	$241,815	103,321	$155,658
2013
3rd Quarter	138,916	$295,969	1,204	$2,578	72,677	$101,381
2nd Quarter	104,008	225,638	2,276	5,010	69,986	101,290
1st Quarter	87,642	203,727	5,830	13,573	65,304	103,973
Total	330,566	$725,334	9,310	$21,161	207,967	$306,644